UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of issuer as specified in charter)

Delaware	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01          Financial Statements and Exhibits

          We are filing this Current Report on Form 8-K to update through December 31, 2004 pro forma financial information relating to our acquisition of The Rubenstein Company, L.P. on September 21, 2004 and related financing transactions.

          Our Current Report on Form 8-K filed on September 3, 2004 included audited financial statements of the portfolio of properties (the “TRC Properties”) that we acquired through our acquisition of The Rubenstein Company, L.P., together with pro forma financial information as of, and for the six month period ended on, June 30, 2004.

          As we indicated in our Current Report on Form 8-K that we filed on September 3, 2004, we are not affiliated with any of the former owners of The Rubenstein Company, L.P, or any of their respective affiliates.  After reasonable inquiry, other than as disclosed in the notes to our pro forma financial statements included herein, we are not aware of any material factors relating to the TRC Properties that would cause the reported financial information not to be necessarily indicative of future operating results.

(a)	Pro Forma Financial Information (unaudited)

	Unaudited Pro Forma Consolidated Financial Information	F-1

	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2004	F-2

	Notes to Unaudited Pro Forma Consolidated Financial Information	F-3

Exhibits

23.1	Consent of Ernst and Young, LLP

99.1	Current Report on Form 8-K, filed September 3, 2004

BRANDYWINE OPERATING PARTNERSHIP, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following sets forth the unaudited pro forma consolidated statement of operations of Brandywine Operating Partnership, L.P. (the “Partnership”) for the year ended December 31, 2004.  The unaudited pro forma consolidated financial information is presented as if the acquisition of The Rubenstein Company, L.P. and related financing transactions had occurred on January 1, 2004 for the pro forma consolidated statements of operations.

The unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements of the Partnership filed pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited pro forma consolidated financial information is not necessarily indicative of what the actual combined results of operations of the Partnership and the Rubenstein Company, L.P., would have been for the periods presented, nor do they purport to represent the Partnership’s results of operations for any future period.  A pro forma consolidated balance sheet of the Partnership is not presented herein as the actual balance sheet included in the Partnership’s Annual Report on Form 10-K includes all pro forma transactions.

On September 21, 2004, the Partnership completed the acquisition of 100% of the partnership interests in The Rubenstein Company, L.P. (the “Rubenstein Acquisition”). Through the acquisition, the Partnership acquired 14 office properties located in Pennsylvania and Delaware that contain approximately 3.5 million net rentable square feet. The results of operations have been included in the consolidated financial statements since that date.

The aggregate consideration for the Rubenstein Acquisition was $631.3 million including $29.3 million of closing costs, debt prepayment penalties and debt premiums that are included in the basis of the assets acquired. The consideration was paid with $540.4 million of cash, $79.3 million of debt assumed, $1.6 million of other liabilities assumed, and 343,006 Class A Units valued at $10.0 million. The value of the debt assumed was based on prevailing market rates at the time of acquisition. The value of the Class A Units was based on the average trading price of Brandywine Realty Trust’s common shares.

The Partnership allocates the purchase price of properties to net tangible and identified intangible assets acquired based on fair values. Above-market and below-market in-place lease values for acquired properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) the Partnership’s estimate of the fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancellable term of the lease. Capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancellable terms of the respective leases. Capitalized below-market lease values are amortized as an increase of rental income over the remaining non-cancellable terms of the respective leases, including any fixed-rate renewal periods.

Other intangible assets also include amounts representing the value of tenant relationships and in-place leases based on the Partnership’s evaluation of the specific characteristics of each tenant’s lease and the Partnership’s overall relationship with the respective tenant.  The Partnership estimates the cost to execute leases with terms similar to the remaining lease terms of the in-place leases, include leasing commissions, legal and other related expenses. This intangible asset is amortized to expense over the remaining term of the respective leases. Partnership estimates of fair value are made using methods similar to those used by independent appraisers or by using independent appraisals. Factors considered by the Partnership in their analysis include an estimate of the carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. The Partnership also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, the Partnership includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, which primarily range from three to twelve months.

Characteristics considered by the Partnership in allocating value to its tenant relationships include the nature and extent of the Partnership’s business relationship with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors. The value of tenant relationship intangibles is amortized over the remaining initial lease term and expected renewals, but in no event longer than the remaining depreciable life of the building. The value of in-place leases is amortized over the remaining non-cancellable term of the respective leases and any fixed-rate renewal periods.

In the event that a tenant terminates its lease, the unamortized portion of each intangible, including market rate adjustments, in-place lease values and tenant relationship values, would be charged to expense.

Our purchase price allocation for the Rubenstein Acquisition was completed as follows:

At September 21, 2004

Real estate investments
Land	$105,302
Building and improvements	434,795
Tenant improvements	20,322

Total real estate investments acquired	560,419
Rent receivables	5,537
Other assets acquired:
Intangible assets:
In-Place leases	49,455
Relationship values	35,548
Above-market leases	13,240

Total intangible assets acquired	98,243
Other assets	6,292

Total Other assets	104,535

Total assets acquired	670,491
Liabilities assumed:
Mortgage notes payable	79,330
Security deposits and deferred rent	618
Other liabilities:
Below-market leases	39,204
Other liabilities	943

Total other liabilities assumed	40,147

Total liabilities assumed	120,095

Net assets acquired	$550,396

The Partnership has agreed to issue the sellers up to a maximum of $9.7 million of additional Class A Units if certain of the Rubenstein Acquisition properties achieve at least 95% occupancy prior to September 21, 2007.  Any contingent amounts ultimately payable would represent additional purchase price and would be reflected within the basis of the assets acquired and liabilities assumed.

At the closing of this transaction, the Partnership agreed not to sell the Rubenstein Acquisition properties in a transaction that would trigger taxable income to the contributors (i.e., sellers) for periods ranging from three to 15 years.  In the event that the Partnership sells any of the properties in such a transaction within the applicable restricted period, the Partnership will be required to pay significant tax liabilities that would be incurred by the contributors.

The unaudited pro forma consolidated financial information gives effect to:

•	the Rubenstein Acquisition;

•	Brandywine Realty Trust’s September 2004 issuance of 7,750,000 common shares and contribution of those proceeds to the Partnership in exchange for 7,750,000 general partnership units.

•	The Partnership’s repayment of an existing $100 million term loan facility in September 2004

•
The Partnership’s issuance in October 2004, of $275.0 million of its 2009 4.5% unsecured notes (the “2009 Notes”) and $250.0 million of its 2014 5.4% unsecured notes (the “2014 Notes”) in an underwritten public offering. The Partnership received net proceeds, after discounts, of approximately $520.1 million. Certain of the wholly-owned subsidiaries of the Partnership and Brandywine Realty Trust fully and unconditionally guaranteed the payment of principal and interest on the Notes. In anticipation of the issuance of the Notes, we entered into treasury lock agreements with notional amounts totaling $194.8 million with an expiration of 5 years at an all-in rate of 4.8% and with notional amounts totaling $188.0 million with an expiration of 10 years at an all-in rate of 5.6%. Upon issuance of the Notes, we terminated the treasury lock agreements at a total cost of $3.2 million that will be amortized to interest expense over the life of the respective Notes.

•
The Partnership’s sale in December 2004 of $113.0 million aggregate principal amount of its 2008 unsecured notes (the “2008 Notes”) to a group of institutional investors. The 2008 Notes bear interest from their date of issuance at the rate of 4.34% per annum and mature on December 14, 2008.

•	Actual repayments on the revolving credit facility of $200.0 million in October 2004 as a result of the above transactions.

The Partnership initially financed the Rubenstein Acquisition with $433.0 million in unsecured term loans.  The unaudited pro forma consolidated financial information excludes the incremental interest expense on the $433 million in term loans as the Partnership repaid these term loans in October 2004 and December 2004 from the issuance of the 2008, 2009, and 2014 Notes.  As a result of the repayment of the term loans, the Partnership wrote-off the incremental deferred financing cost amortization totaling $3.0 million that is excluded from the unaudited pro forma financial information.

The statements contained in this filing may include forward-looking statements within the meaning of the Federal securities laws. Although the Partnership believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks and uncertainties that could cause actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to, uncertainties affecting real estate businesses generally, risks relating to acquisition activities and risks relating to leasing and re-leasing activities. Additional information on factors, which could impact the Partnership and the forward-looking statements contained herein, are detailed in the Partnership filings with the Securities and Exchange Commission.

BRANDYWINE OPERATING PARTNERSHIP, L.P.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(unaudited, in thousands, except per unit data)

	The Partnership Historical		Rubenstein Acquisition Historical	Pro Forma Adjustments		The Partnership Pro Forma

	(A)		(B)	(C)
Revenue:
Rents	$275,631		$43,570	$2,294	(D)	$321,495
Tenant reimbursements	37,572		9,725	—		47,297
Other	10,389		—	—		10,389

Total Revenue	323,592		53,295	2,294		379,181
Expenses:
Property operating expenses	89,857		20,808	(1,363)	(E)	109,302
Real estate taxes	31,062		7,247	—		38,309
Depreciation and amortization	79,904		—	30,371	(F)	110,275
Administrative expenses	15,100		—	—		15,100

Total operating expenses	215,923		28,055	29,008		272,986

Operating income	107,669		25,240	(26,714)		106,195
Other income
Interest income	2,469		—	—		2,469
Interest expense	(55,061)		(15,801)	(2,634)	(G)	(73,496)
Equity in income of real estate ventures	2,024		—	—		2,024
Net gains on sales of interest in real estate	2,975		—	—		2,975

Income before minority interest	60,076		9,439	(29,348)		40,167
Minority interest attributable to continuing operations	205		—	—		205

Income from continuing operations	$60,281		$9,439	$(29,348)		$40,372

Basic Earnings per Common Partnership Unit from continuing operations	$1.09	(H)				$0.62	(H)

Diluted Earnings per Common Partnership Unit from continuing operations	$1.08	(H)				$0.62	(H)

Notes to Unaudited Pro Forma Consolidated Financial Statement

1.	Adjustments to Unaudited Pro Forma Consolidated Statement of Operations for the year-ended December 31, 2004

	(A)	Reflects our historical consolidated statement of operations for the year ended December 31, 2004 as filed on our Annual Report on Form 10-K in March 2005.

(B)
Reflects the historical results of operations for the Rubenstein Acquisition for the period from January 1, 2004 to September 21, 2004 (the acquisition date).  These amounts are based on the following information:

Period	Rental Income	Tenant Reimbursements	Property Operating Expenses	Real Estate Taxes	Interest Expense on Mortgages

January 1, 2004 to June 30, 2004	$30,048	$6,707	$14,350	$4,998	$10,897
July 1, 2004 to September 21, 2004	13,522	3,018	6,458	2,249	4,904

Total	$43,570	$9,725	$20,808	$7,247	$15,801

(C)
These amounts represent adjustments to the historical results for the Rubenstein Acquisition and the Company to ultimately present pro forma results of operations assuming that the Rubenstein Acquisition and related financing transactions occurred in January 1, 2004. Hence, each was computed from January 1, 2004 to the date the respective transaction was included in the Partnership’s historical results of operations.

(D)
Reflects the pro forma adjustments to the historical base rental revenue of the Rubenstein Acquisition as a result of acquired above- and below-market leases amortized to revenue and an adjustment to the historical straight-line rent adjustment of the Rubenstein Acquisition properties.  The pro forma adjustment for above- and below-market lease intangibles is computed by amortizing the above-market leases over the remaining non-cancelable term of the related leases and by amortizing the below-market leases over the remaining non-cancelable lease term plus all fixed rate renewal periods.

Description	Amount	Adjustment

Above (Below) market lease intangibles, net	$(25,964)	$1,131

Pro forma straight-line rental adjustment		$2,253
Less: Historical straight-line rental adjustment of the Rubenstein Acquisition		(1,090)

Pro-forma adjustment		$1,163

Total Pro forma adjustment		$2,294

(E)
Reflects the pro forma adjustment to eliminate in consolidation management fees included in the historical property operating expenses of the Rubenstein Acquisition.  Subsequent to our consummation of the Rubenstein Acquisition, the Partnership has provided all management services to the Rubenstein Acquisition properties.  As a result, these fees are considered inter-company fees in our consolidated financial statements and were eliminated.

(F)
Reflects the pro forma adjustment for depreciation and amortization expense on the 14 properties and intangible assets acquired in the Rubenstein Acquisition.  Depreciation expense for buildings is computed using a useful life of 40 years.  Amortization for in-place lease intangible assets is computed based on the respective tenant’s remaining non-cancelable lease term.  Amortization for relationship intangible assets is computed based on the remaining non-cancelable lease term of the respective tenants plus all renewal periods.

Description	Amount	Adjustment

Buildings and improvements	$455,117	$13,755
In-place lease intangibles	49,455	14,156
Relationship intangibles	35,548	2,460

Pro forma adjustment		$30,371

(G)	Reflects a net increase in interest expense as a result of the following transactions:

Description		Amount	Interest Rate	Adjustment

(i)	Interest expense associated with assumed mortgages adjusted to current rates not included in the historical period	$79,643	5.6%	$3,320
(ii)	Additional interest on the 2009 notes (including amortization of the related discounts, deferred financing costs, and costs related to settlement of the treasury lock agreements) not included in the historical period	275,000	4.8%	10,359
(iii)	Additional interest on the 2014 notes (including amortization of the related discounts, deferred financing costs, and costs related to settlement of the treasury lock agreements) not included in the historical period	250,000	5.6%	11,084
(iv)	Additional interest on the 2008 notes (including amortization of the related deferred financing costs) not included in the historical period	113,000	4.4%	4,805
(v)	Removal of interest expense associated with the $100.0 million term loan facility that was included in the historical period	(100,000)	2.6%	(1,897)
(vi)	Removal of incremental interest expense associated with the $433.0 million term loan facilities that were included in the historical period (including $3.0 million of deferred financing costs that were written-off upon repayment in 2004)	(433,000)	3.0%	(4,581)
(vii)	Removal of historical interest expense associated with actual repayments on the revolving credit facility as a result of the TRC acquisition and related financing transactions	(200,000)	2.7%	(4,655)

	Total pro forma interest expense adjustment as a result of the Rubsenstein Acquisition and related financing transactions			18,435
	Less: Historical interest expense associated with the Rubenstein Acquisition			(15,801)

	Pro forma adjustment			$2,634

(H)	Reflects our earnings per common partnership unit from continuing operations for the historical and pro forma periods.

	The Partnership (Historical)		The Partnership (Pro Forma)

	Basic	Diluted	Basic	Diluted

Income from continuing operations	$60,281	$60,281	$40,372	$40,372
Income allocated to Preferred Units	(10,555)	(10,555)	(10,555)	(10,555)
Preferred Unit redemption/ conversion	4,500	4,500	4,500	4,500

Net income available to common partnership unitholders	$54,226	$54,226	$34,317	$34,317

Weighted-average common shares outstanding	49,600,634	49,600,634	49,600,634	49,600,634
Pro forma adjustment for additional general partnership units issued in September 2004	—	—	5,505,464	5,505,464
Pro forma adjustment for additional Class A Units issued in September 2004	—	—	248,351	248,351
Options and warrants	—	236,915	—	236,915

Total weighted-average common units outstanding	49,600,634	49,837,549	55,354,449	55,591,364

Earnings per Common Partnership Unit from continuing operations	$1.09	$1.08	$0.62	$0.62

Signatures

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE OPERATING PARTNERSHIP, L.P.

	By:	Brandywine Realty Trust, its sole General Partner

Date: May 5, 2005	By:	/s/ GERARD H. SWEENEY

Gerard H. Sweeney President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst and Young, LLP

99.1	Current Report on Form 8-K, filed September 3, 2004